Filed Pursuant to Rule 424(B)(5)

Registration No. 333-293622

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 26, 2026

Preliminary Prospectus Supplement

(To Prospectus dated February 20, 2026)

$

% Senior Notes due 2036

RLI Corp. (“RLI”) is offering $                of its                % Senior Notes due 2036 (the “Notes”). The Notes will bear interest at the rate of                % per year. Interest on the Notes is payable on                 and                 of each year, beginning                , 2026. The Notes will mature on                , 2036. RLI may redeem some or all of the Notes at any time and from time to time at the applicable redemption prices discussed under the caption “Description of Notes—Optional Redemption.” The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be unsecured and rank equally in right of payment with all of RLI’s other unsecured and unsubordinated indebtedness outstanding from time to time.

The Notes are new issues of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system.

Investing in the Notes involves risks. See “Risk Factors” beginning on Page S-7 and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2025 for important factors you should consider before buying the Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per note	Total
Public offering price(1)	—%	$—
Underwriting discount	—%	$—
Proceeds, before expenses, to RLI(1)	—%	$—

(1) Plus accrued interest, if any, from                , 2026 to date of delivery.

The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about                , 2026, which will be the                 business day following the date of the pricing of the notes (such settlement being referred to as “T+ ”) against payment in immediately available funds.

Joint Book-Running Managers

BofA Securities	PNC Capital Markets LLC

February , 2026

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of RLI since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus or that the information contained or incorporated by reference herein or therein is accurate as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since these dates.

Unless otherwise indicated, all references in this prospectus to “RLI,” “we,” “us,” “our,” the “Company” or similar terms refer to RLI Corp. together with its subsidiaries.

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About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part is the accompanying prospectus, which gives more general information about our debt securities and other securities we may offer from time to time.

You should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the additional information incorporated by reference herein before investing in the notes. See “Where You Can Find More Information” in the accompanying prospectus. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in or incorporated by reference in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

Forward-Looking Statements

Forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), appear throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. These forward looking statements generally include words such as “expect,” “predict,” “estimate,” “will,” “should,” “anticipate,” “believe” and similar expressions. Such assumptions are, in turn, based on information available and internal estimates and analyses of general economic conditions, competitive factors, conditions specific to the property and casualty insurance and reinsurance industries, claims development and the impact thereof on our loss reserves, the adequacy and financial security of our reinsurance programs, developments in the securities market and the impact on our investment portfolio, regulatory changes and conditions and other factors and are subject to various risks, uncertainties and other factors, including, without limitation those set forth in “Item 1A Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”). Actual results could differ materially from those expressed in, or implied by, these forward looking statements. Forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date they are made. While the Company may elect to update these forward looking statements at some point in the future, the Company specifically disclaims any obligation to do so. You should review the various risks, uncertainties and other factors listed from time to time in our Securities and Exchange Commission filings.

S-ii

Prospectus Supplement Summary

This summary highlights selected information about RLI and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, especially the “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus, our consolidated financial statements and notes thereto and the documents that we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus prior to deciding whether to purchase Notes.

RLI Corp.

We underwrite select property, casualty and surety products through major subsidiaries collectively known as RLI Insurance Group. We conduct operations through three insurance companies. RLI Insurance Company (“RLI Ins.”), a subsidiary of RLI Corp. and our principal insurance subsidiary, writes multiple lines of insurance on an admitted basis in all 50 states, the District of Columbia, Puerto Rico, the Virgin Islands and Guam. Mt. Hawley Insurance Company (“Mt. Hawley”), a subsidiary of RLI Ins., writes excess and surplus lines insurance on a non-admitted basis in all 50 states, the District of Columbia, Puerto Rico, the Virgin Islands and Guam. Contractors Bonding and Insurance Company, a subsidiary of RLI Ins., writes multiple lines of insurance on an admitted basis in all 50 states and the District of Columbia. Each of our insurance companies is domiciled in Illinois. We have no material foreign operations.

As a specialty insurance company with a niche focus, we offer insurance coverages in the specialty admitted and excess and surplus markets. We distribute our property, casualty and surety products through locations across the country that market to wholesale and retail brokers, independent agents and carrier partners. We offer limited coverages on a direct basis to select insureds, as well as various reinsurance coverages. We also write a limited amount of business under agreements with managing general agents under the direction of our product leadership.

The property and casualty insurance business is cyclical and influenced by many factors, including price competition, economic conditions, natural or man-made disasters (for example, earthquakes, hurricanes, pandemics and terrorism), interest rates, state regulations, court decisions and changes in the law. One of the unique and challenging features of the property and casualty insurance business is that coverages must be priced before costs have fully developed, because premiums are charged before claims are incurred. This requires that liabilities be estimated and recorded in recognition of future loss and settlement obligations. Due to the inherent uncertainty in estimating these liabilities, there can be no assurance that actual liabilities will equal recorded amounts. If actual liabilities differ from recorded amounts, there will either be an adverse or favorable effect on net earnings.

The casualty portion of our business consists largely of commercial excess, personal umbrella, general liability, transportation and management liability coverages, as well as package business and other specialty coverages, such as professional liability and workers’ compensation for office-based professionals. We also assume a limited amount of risks through quota share and excess of loss reinsurance agreements. The casualty business is subject to the risk of estimating losses and related loss reserves because the ultimate settlement of a casualty claim may take several years to fully develop.

Our property segment is comprised primarily of commercial fire, hurricane, earthquake, difference in conditions and marine coverages. We also offer homeowners’ coverages in Hawaii. Property insurance results are subject to the variability introduced by perils such as earthquakes, fires, hurricanes and other storms. Our major catastrophe exposure is to losses caused by windstorms, affecting commercial properties in coastal regions of the United States, and earthquakes, primarily on the West Coast. We limit our net aggregate exposure to a catastrophic event by managing the total policy limits written in a particular region, purchasing reinsurance and maintaining policy terms and conditions throughout all insurance cycles. We also use computer-assisted modeling techniques to provide estimates that help the Company carefully manage the concentration of risks exposed to catastrophic events.

The surety segment specializes in writing small to medium-sized contract surety coverages, including payment and performance bonds. We offer a variety of commercial surety bonds for medium to large-sized businesses across a broad spectrum of industries, including the financial, healthcare, energy and renewable energy industries. We also offer a variety of transactional bonds, including but not limited to license and permit, notary and court bonds. Often, our surety coverages involve a statutory requirement for bonds. While these bonds typically maintain a relatively low loss ratio, losses may fluctuate due to adverse economic conditions affecting the financial viability of our insureds. The contract surety product guarantees commercial contractors’ contractual obligations for a specific construction project. Generally, losses occur due to the deterioration of a contractor’s financial condition.

The insurance marketplace is competitive across all of our segments. However, we believe that our business model is built to create underwriting income by focusing on sound risk selection and discipline. Our primary focus will continue to be on underwriting profitability, with a secondary focus on premium growth where we believe underwriting profit exists, as opposed to general premium growth or market share measurements.

Business Segment Overview

The following is a description of the major coverage types within each of our three operating business segments: casualty, property and surety.

Casualty Segment

Commercial Excess and Personal Umbrella

Our commercial excess coverage is written in excess of primary liability insurance provided by other carriers and, in some cases, in excess of primary liability written by the Company. The personal umbrella coverage is generally written in excess of homeowners’ and automobile liability coverage provided by other carriers.

Commercial Transportation

Our transportation insurance provides commercial automobile liability and physical damage insurance to local, intermediate and long-haul truckers, public transportation entities and other types of specialty commercial automobile risks. We also offer incidental related insurance coverages including general liability, excess liability and motor truck cargo.

General Liability

Our general liability business consists primarily of third-party liability coverage for commercial insureds including manufacturers, contractors, apartments and mercantile. We also offer environmental liability coverages for underground storage tanks, contractors and asbestos and environmental remediation specialists.

Professional Services

We offer professional liability coverages focused on providing errors and omission coverage for small to medium-sized design, technical, computer and other miscellaneous professionals. Our product suite for these customers also includes a full array of multi-peril package products including general liability, property, automobile, excess liability and workers’ compensation coverages.

Small Commercial

Our small commercial business offers property and casualty insurance coverages for small to mid-sized contractors. The coverages included in these packages are predominantly general liability, but also include some inland marine coverages, as well as commercial automobile, property and excess liability coverage.

Executive Products

We provide a suite of management liability coverages, such as directors and officers (“D&O”) liability insurance, fiduciary liability, employment practice liability and fidelity coverages for a variety of risk classes, including both public and private businesses. Our publicly traded D&O appetite generally focuses on offering excess Side A D&O coverage (where corporations cannot indemnify the individual directors and officers) as well as excess full coverage D&O.

Other Casualty

We offer a variety of other smaller products in our casualty segment, including home business insurance, which provides limited liability and property coverage for a variety of small business owners who work from their own home. We had a quota share reinsurance agreement with Prime Insurance Company and Prime Property and Casualty Insurance Inc., the two insurance subsidiaries of Prime Holdings Insurance Services, Inc. (“Prime”). Through our agreement with Prime, we assumed general liability, excess, commercial auto, property and professional liability coverages. Separately, we assume mortgage reinsurance, which provides credit risk transfer on pools of mortgages. We also offer general liability and package coverages through a binding authority group, a program in which select surplus lines producers are granted limited underwriting authority to bind business on behalf of the Company through our online system.

Property Segment

Commercial Property

Our commercial property coverage consists primarily of excess and surplus lines and specialty insurance such as fire, earthquake, wind and difference in conditions, which can include earthquake, flood and collapse coverages. We provide insurance for a wide range of commercial and industrial risks, such as office buildings, apartments, condominiums and certain industrial and mercantile structures.

Marine

Our marine coverages include cargo, hull, protection and indemnity, marine liability, as well as inland marine coverages including builders’ risks and contractors’ equipment. Although the predominant exposures are located within the United States, there is some incidental international exposure written within these coverages.

Other Property

We offer specialized homeowners’ and dwelling fire insurance in Hawaii, as well as property coverages packaged through our binding authority group.

Surety Segment

Transactional

Our transactional surety coverage is primarily comprised of small bonds for businesses and individuals. Examples of these bond types are license and permit, notary and court bonds. The underwriting and delivery of these bonds is highly automated.

Commercial

We offer a variety of commercial surety bonds for medium to large-sized businesses across a broad spectrum of industries, including the financial, healthcare, energy and renewable energy industries.

Contract

We offer bonds for small to medium-sized contractors throughout the United States, underwritten on an account basis. Typically, these are performance and payment bonds that guarantee commercial contractors’ contractual obligations for a specific construction project. We also offer bonds for small and emerging contractors that are reinsured through the Federal Small Business Administration.

Recent Developments

Amended and Restated Credit Agreement

On or about February 26, 2026, and upon certain customary conditions precedent being met, we expect to enter into an amended and restated credit agreement (the “A&R Credit Agreement”) between us and PNC Bank, National Association. The A&R Credit Agreement will amend and restate our existing credit agreement, dated as of March 30, 2023 (the “Existing Credit Agreement”), to, among other things, extend the maturity date to February 26, 2031, increase the aggregate commitment to $150 million, increase the size of the accordion feature to $50 million and amend the interest rates and certain fees.

We are a Delaware corporation that was organized in 1965. Our principal executive offices are located at 9025 North Lindbergh Drive, Peoria, Illinois 61615, and our telephone number is (309) 692-1000.

THE OFFERING

The summary below describes the principal terms of the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms and conditions of the Notes. Unless otherwise indicated, all references in this section to “RLI,” “we,” “us,” “our,” the “Company” or similar terms refer solely to RLI Corp., the issuer of the Notes.

Issuer	RLI Corp.
Securities Offered	$ aggregate principal amount of % senior notes due 2036.
Maturity	, 2036.
Interest Rate	The Notes will bear interest at a rate of % per annum.
Interest Payment Dates	Interest is payable semi-annually on and of each year, beginning , 2026.
Ranking

The Notes will be senior unsecured obligations of RLI and will rank equally in right of payment with all of RLI’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Notes will be structurally subordinated to all obligations of RLI’s subsidiaries, including claims with respect to trade payables. As of December 31, 2025, we had no outstanding secured indebtedness. As of December 31, 2025, we had approximately $50 million of unsecured indebtedness outstanding (other than trade payables), and $50 million of subsidiary indebtedness, and therefore $50 million of subsidiary indebtedness would be structurally senior to the Notes.

Optional Redemption

Prior to                , 20 (the date that is months prior to the scheduled maturity of the Notes) (the “Par Call Date”), we may redeem some or all of the Notes at our option at any time and from time to time at the make-whole redemption price, as described in “Description of the Notes—Optional Redemption.”

On or after the Par Call Date, we may redeem some or all of the Notes at our option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Covenants

The indenture under which we will issue the Notes contains covenants that, among other things, limit our ability to (1) dispose of, or incur indebtedness secured by, the capital stock of designated subsidiaries and (2) engage in mergers, consolidations, amalgamations and sales of all or substantially all of our assets. See “Description of the Debt Securities—Certain Covenants With Respect To Senior Debt Securities” and “—Consolidation, Amalgamation, Merger and Sale of Assets” in the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”
Form and Denomination

We will issue the Notes in the form of one or more fully registered global securities registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the indenture. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	New York.
Trustee, Paying Agent and Security Registrar	Computershare Trust Company, N.A.
Risk Factors

Before making an investment decision, you should carefully consider all of the information included or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information described under, or incorporated by reference into, “Risk Factors” beginning on page S-7 of this prospectus supplement.

Risk Factors

This section describes risks involved in purchasing the Notes. In addition to the matters addressed in the section entitled “Forward-looking statements” and other information included in and incorporated by reference into this prospectus supplement and the accompanying prospectus, you should consider the following risk factors, the risk factors beginning on page 2 of the accompanying prospectus and the risk factors in our 2025 Form 10-K in determining whether to purchase the Notes.

There is no public market for the Notes.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

There can be no assurance as to the market price for the Notes; therefore, you may suffer a loss.

We cannot give you any assurance as to the market price for the Notes. If you are able to resell your Notes, the price you receive will depend on many factors that may vary over time, including, without limitation:

●	the number of potential buyers;
●	the level of liquidity of the Notes;
●	ratings of our insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;
●	our financial performance;
●	the amount of total indebtedness we have outstanding;
●	the level, direction and volatility of market interest rates generally;
●	the market for similar securities;
●	the repayment and redemption features of the Notes; and
●	the time remaining until your Notes mature.

As a result of these factors, you may only be able to sell your Notes at a price below that which you believe to be appropriate, including a price below the price you paid for them.

The Notes will rank junior to the claims of any secured creditors. In addition, because of our holding company structure, the Notes will effectively be subordinated to all indebtedness and liabilities of our subsidiaries.

The Notes will rank junior to any future secured indebtedness to the extent of the underlying collateral. In addition, because we are a holding company and conduct substantially all of our operations through our subsidiaries, claims of holders of the Notes will effectively be subordinated to the indebtedness and other liabilities of our subsidiaries. In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our subsidiaries, any right of us or the holders of the Notes to participate in the assets of the subsidiary will be effectively subordinated to the claims of creditors of the subsidiary (including any policy holders, trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders) and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. In addition, if we caused a subsidiary to pay a dividend to enable us to make payments in respect of the Notes, and such transfer was deemed an unlawful distribution, we could be required to return the payment to (or for the benefit of) the creditors of that subsidiary. This would adversely affect our ability to make payments to you as a holder of the Notes.

As of December 31, 2025, we had $50 million of subsidiary indebtedness, and therefore $50 million of subsidiary indebtedness would be structurally senior to the Notes. Our subsidiaries may incur additional indebtedness in the future. While the Notes will rank equally with each other and with all of our future unsecured and unsubordinated indebtedness, they are effectively subordinated to the current and any future indebtedness and liabilities of our subsidiaries.

These Notes are not guaranteed; if our insurance subsidiaries are not able to pay adequate dividends to us, our ability to pay interest, principal and redemption price on the Notes could be affected.

None of our subsidiaries has guaranteed these Notes, which will be our direct, unsecured obligations. Our subsidiaries have no obligation to pay interest, principal or redemption price on the Notes or to make funds available to us for those purposes, whether in the form of loans, dividends or other distributions. Because we are not an operating company, we will depend primarily upon dividends from our insurance subsidiaries as a principal source of funds to pay interest, principal and redemption price on the Notes. Our subsidiaries’ ability to pay dividends or make other distributions is subject to regulatory restrictions. We cannot guarantee you that our operating subsidiaries will be able to pay dividends to us at times and in amounts necessary to allow us to pay interest, principal and redemption price on the Notes. See “Risk Factors—We are an insurance holding company and therefore may not be able to receive adequate or timely dividends from our insurance subsidiaries.” in our 2025 Form 10-K for a discussion of the reasons that our insurance company subsidiaries may not be able to pay adequate or timely dividends to us.

The indenture contains limited covenants and does not restrict the amount of additional debt that we may incur.

The Notes and the indenture under which the Notes will be issued contain limited covenants intended to provide protection to holders and the included covenants may not be sufficient to protect your investment in the Notes. For example, there are no financial covenants in the indenture, and the Notes and the indenture do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the trading value of your Notes, if any, and a risk that the credit rating of the Notes is lowered or withdrawn. In addition, the provisions in the indenture and the Notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring or another similar transaction.

Our credit ratings may change and may not reflect all risks of your investments in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market values of the Notes. These credit ratings may not reflect the potential impact of risks relating to structures or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Use of Proceeds

The net proceeds from the sale of the Notes will be approximately $                million (after underwriting discounts and offering expenses payable by us). We intend to use the net proceeds from this offering for general corporate purposes.

Capitalization

The following table sets forth, at December 31, 2025, our consolidated cash, short-term debt and capitalization on an actual basis and as adjusted to give effect to the sale of the Notes. See “Use of Proceeds” for a discussion of the use of the proceeds from the sale of the Notes. You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference.

	At December 31, 2025
	(in thousands)
	Actual		As adjusted
Cash	$51,565	$
Short-term investments, at cost which approximates fair value	120,562		120,562
Short-term debt(1)	$100,000		$100,000
Long-term debt:
Notes offered hereby	$—	$
Total long-term indebtedness	$—	$
Shareholders’ equity
Common stock, par value $0.01 per share	$1,377		$1,377
Paid-in capital	376,679		376,679
Accumulated other comprehensive earnings	(88,074)		(88,074)
Retained earnings	1,881,213		1,881,213
Deferred compensation	14,082		14,082
Treasury shares, at cost	(407,081)		(407,081)
Total shareholders’ equity	1,778,196		1,778,196
Total capitalization	$1,878,196	$

(1)	On February 20, 2026, we repaid all $50 million of outstanding borrowings under the Existing Credit Agreement.

Description of Notes

We have summarized the provisions of the Notes below. The Notes constitute “senior debt securities” described in the accompanying prospectus. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the senior debt securities under the caption “Description of the Debt Securities” in the accompanying prospectus.

Unless otherwise indicated, all references in this section entitled “Description of Notes” to “RLI,” “we,” “us,” “our,” the “Company” or similar terms refer solely to RLI Corp., the issuer of the Notes.

The following description summarizes selected provisions of the Indenture (defined below) and the Notes. It does not restate the Indenture or the terms of the Notes in their entirety. We urge you to read the form of the Indenture and the Notes because the Indenture and the Notes, and not this description, define the rights of holders of the Notes.

General

The Notes will be issued under an indenture, dated as of                , 2026 (the “Indenture”), between RLI Corp., as issuer, and Computershare Trust Company, N.A., as trustee. This Indenture constitutes the “senior indenture” described in the accompanying prospectus.

The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue debt securities with the same terms as the Notes (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the Notes. Any additional debt securities having such similar terms, together with the Notes, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions; provided, however, that if any additional debt securities are not fungible with the Notes for United States federal income tax purposes, they will be issued with a different CUSIP number (or other applicable identifying number). No such additional debt securities may be issued if an “event of default” (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the Notes.

Interest

The Notes will initially be limited to $                in aggregate principal amount and will mature on                , 2036. The Notes will bear interest at the rate of                % per year from the original issue date, or from the most recent interest payment date to which interest has been paid or provided for.

We will make interest payments on the Notes semi-annually in arrears on                 and                 of each year, commencing                , 2026, to the holders of record at the close of business on the immediately preceding                 and                , respectively (whether or not a business day). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day. “Business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York City (or in connection with any payment, the place of payment) are authorized or obligated by applicable law, regulation or executive order to close or be closed.

We will issue the Notes only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Book-Entry Delivery and Settlement.”

Ranking

The Notes will be senior unsecured obligations of RLI and will rank equally in right of payment with all of RLI’s other unsecured and unsubordinated indebtedness outstanding from time to time.

The Notes will be effectively subordinated to any secured indebtedness of RLI to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of debt that RLI or its subsidiaries can incur. However, the Indenture does restrict the ability of RLI and its subsidiaries to incur secured debt and a few additional restrictions. See “Description of the Debt Securities—Certain Covenants With Respect To Senior Debt Securities” and “—Consolidation, Amalgamation, Merger and Sale of Assets” in the accompanying prospectus. As of the date of this prospectus supplement, RLI Ins., Mt. Hawley Insurance Company, RLI Underwriting Services, Inc., Safe Fleet Insurance Services, Inc., Data and Staff Service Co. and Contractors Bonding and Insurance Company were our only “designated subsidiaries” (as that term is defined in the accompanying prospectus).

In addition, RLI conducts its operations through its subsidiaries, which generate a substantial portion of its operating income and cash flow. RLI’s insurance subsidiaries are organized in a vertical structure with RLI Ins. as the first-level, or principal, insurance subsidiary of RLI. RLI relies largely on dividends from its insurance company subsidiaries to meet its obligations for paying principal and interest on outstanding debt, corporate expenses and dividends to RLI Corp. shareholders. Dividend payments to RLI from its principal insurance subsidiary are restricted by state insurance laws as to the amount that may be paid without prior approval of the insurance regulatory authorities of Illinois. As a result, RLI may not be able to receive dividends from such subsidiary at times and in amounts necessary to meet its debt service and other obligations. Contractual provisions, laws or regulations, as well as the subsidiaries’ financial condition and operating requirements, may limit RLI’s ability to obtain cash required to pay its debt service obligations, including payments on the Notes. The Notes will be structurally subordinated to all obligations of RLI’s subsidiaries, including claims with respect to trade payables. This means that holders of the Notes will have a junior position to the claims of creditors of RLI’s subsidiaries on their assets and earnings. As of December 31, 2025, we had $50 million of subsidiary indebtedness, and therefore $50 million of subsidiary indebtedness would be structurally senior to the Notes. See “Risk Factors—The notes will rank junior to the claims of any secured creditors. In addition, because of our holding company structure, the notes will effectively be subordinated to all indebtedness and liabilities of our subsidiaries.”

Optional Redemption

Prior to                , 20                (                months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                 basis points less (b) interest accrued to the date of redemption, and

(2)100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. We will, prior to the redemption date, file with the trustee an officer’s certificate setting forth the Treasury Rate. The trustee shall not be responsible or liable for determining, confirming, calculating or verifying the Treasury Rate or the redemption price.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair, and, in the case of Notes held by DTC (or another depositary), in accordance with the applicable policies and procedures of DTC (or the applicable depositary). No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Sinking Fund

The Notes will not have the benefit of any sinking fund.

Book-Entry Delivery and Settlement

Global Notes

We will issue the Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us as follows:

●	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
●	DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates
●	Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
●	DTC is owned by a number of its direct participants.
●	Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.
●	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee (in any of its capacities) will be responsible or liable for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

●	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and
●	ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture and under such Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under such Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of such Notes under the Indenture or a global note.

Neither we nor the trustee (in any of its capacities) will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

●	DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;
●	an Event of Default (as such is defined in the accompanying prospectus) has occurred and is continuing, and DTC requests the issuance of certificated Notes; or
●	we determine not to have the Notes represented by a global note.

Neither we nor the trustee (in any of its capacities) will be responsible or liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the trustee (in any of its capacities) may conclusively rely on, and will be protected in conclusively relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

The Trustee

Computershare Trust Company, N.A. is the trustee under the Indenture. We maintain and may maintain banking relationships in the ordinary course of business with the trustee and its affiliates. The trustee (in each of its capacities) assumes no responsibility and will have no liability for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee (in each of its capacities) will be entitled to those certain rights, benefits, powers, privileges, protections, immunities, indemnities and limitations of liability as more fully set forth in the indenture.

Governing Law

The Notes offered hereby will be, and the indenture governing the Notes are, governed by, and construed in accordance with, the laws of the State of New York.

Certain Tax Consequences

The following is a general discussion of certain U.S. federal tax consequences of the acquisition, ownership and disposition of the Notes by initial holders of Notes, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the Internal Revenue Code of 1986 (the “Code”), the Treasury Regulations thereunder and administrative rulings and court decisions, all as of the date hereof, and all of which are subject to change, possibly retroactively. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original beneficial owners of the Notes (“Holders”) who purchase Notes at their original issue price (generally the first price at which a substantial amount of the Notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and who hold such Notes as capital assets within the meaning of Section 1221 of the Code and assumes that such issue price is the price stated on the cover of this prospectus supplement. This discussion assumes that the Notes are not issued with original issue discount as that term is defined in the Code and Treasury Regulations. This discussion does not consider any specific facts or circumstances or special tax rules that may apply to a particular Holder based on its status (including, for example, a bank, a financial institution, a broker-dealer, an insurance company, a passive foreign investment company, a controlled foreign corporation, a foreign controlled foreign corporation, an individual retirement or other tax-deferred account, an S corporation, a broker-dealer or dealer or trader in securities or currencies, a tax-exempt organization, a partnership or other pass-through entity, an expatriate, a real estate investment trust, a regulated investment company, or a person that holds Notes as part of a straddle, hedge, conversion transaction, or other integrated investment). This discussion also does not address the tax consequences to U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar. In addition, this discussion does not address U.S. federal alternative minimum tax or estate and gift tax consequences or any aspect of state, local or foreign taxation. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will agree with such statements and conclusions.

For purposes of this discussion, a “U.S. Holder” means a Holder that is, for U.S. federal income tax purposes: (1) a citizen or individual resident of the United States, (2) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A Non-U.S. Holder is a Holder that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner thereof will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding the Notes should consult their tax advisors as to the tax consequences to them of the purchase, ownership and disposition of the Notes by the partnership.

U.S. Federal Income Taxation of U.S. Holders

Payments of interest—Interest on a Note will be “qualified stated interest,” as that term is defined in the Code and the Treasury Regulations, and generally will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder’s method of accounting for tax purposes.

See the discussion below under “Information Reporting and Backup Withholding” regarding certain information we may be required to provide to the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders.

Disposition—In general, a U.S. Holder will recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of the Notes measured by the difference between (1) the amount of cash and the fair market value of property received (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (2) the U.S. Holder’s adjusted tax basis in the Notes. A U.S. Holder’s adjusted tax basis in the Notes generally will equal the cost of the Notes to the U.S. Holder. Any gain or loss will generally be long-

term capital gain or loss, provided the Notes had been held by such U.S. Holder for more than one year at the time of disposition. In the case of individual and other non-corporate U.S. Holders, long-term capital gain is currently subject to a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses by U.S. Holders is subject to limitations.

A U.S. Holder that sells a Note between interest payment dates will be required to treat as ordinary interest income an amount equal to interest that has accrued through the date of sale that has not been previously included in income.

Medicare Net Investment Income Tax—Recent legislation generally imposes a tax of 3.8% on certain individuals, trusts and estates on the lesser of (1) the taxpayer’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the taxpayer’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include gross income from interest on the Notes and net gain attributable to the disposition of certain property, such as the Notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective investors should consult their own tax advisors regarding the applicability of this tax in their particular circumstances in respect of their investment in the Notes.

U.S. Federal Income Taxation of Non-U.S. Holders

Payments of Interest—Subject to the discussions under “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act”, payments of interest on the Notes to a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax or U.S. withholding tax, provided that:

●	such payments are not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder;
●	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
●	the Non-U.S. Holder is not a controlled foreign corporation that is actually or constructively related to us through stock ownership; and
●	either (a) the beneficial owner of the Notes certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) holds the Notes on behalf of the beneficial owner and certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN (or a suitable substitute) has been received by it from the Non-U.S. Holder or an intermediate Financial Institution and furnishes a copy to us or our agent; provided that a non-United States Financial Institution may fulfill the certification requirement by providing an IRS Form W-8IMY to us or our agent certifying that it has entered into an agreement with the IRS to be treated as a qualified intermediary.

The requirements set forth in the bulleted clauses above are known as the “Portfolio Interest Exception.”

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exception, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate unless the beneficial owner of the Note provides us or our agent, as the case may be, with a properly executed:

●	IRS Form W-8BEN (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, the U.S. federal withholding tax rate under a tax treaty (a “Treaty Rate”), or

●	IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to the U.S. federal withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to U.S. federal income tax rates on a net income basis as described below).

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims a Treaty Rate to provide its U.S. taxpayer identification number.

Each Non-U.S. Holder is urged to consult its own independent tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not serve to avoid withholding if we have actual knowledge or reason to know that statements on the form are false.

If interest on the Notes is “effectively connected”, as that term is defined in the Code and the Treasury Regulations, with a U.S. trade or business of the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from the U.S. federal withholding tax described above (provided that the certification requirements described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and interest on the Notes is effectively connected with its U.S. trade or business (and if required by applicable treaty, attributable to a U.S. permanent establishment), such Holder may be subject to an additional branch profits tax at a rate of 30% (unless reduced by treaty) in respect of such interest. A Non-U.S. Holder that is engaged in the conduct of a trade or business in the United States is urged to consult its tax advisors regarding the U.S. tax consequences of the ownership and disposition of the Notes.

Disposition—Subject to the discussions under “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act”, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “—Payment of Interest”), a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, exchange, redemption or other disposition of the Notes, unless (a) that Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Holder). If the exception under (a) applies, the Non-U.S. Holder will be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty. If the exception under (b) applies, the Non-U.S. Holder will be subject to U.S. federal income tax as described under “—U.S. Federal Income Taxation of U.S. Holders—Disposition” unless an applicable treaty provides otherwise, and if such Holder is a corporation, it may be subject to an additional branch profits tax at a rate of 30% (unless reduced by treaty) in respect of such gain. Accrued and unpaid interest realized on a sale, exchange, redemption or other disposition of a Note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under “—Payments of Interest.”

Information Reporting and Backup Withholding

A U.S. Holder will generally be subject to information reporting and may be subject to backup withholding at a current rate of 24% with respect to payments of principal and interest made on the Notes, or on proceeds of the disposition of the Notes before maturity, unless that U.S. Holder (i) is exempt from information reporting and backup withholding and, if required, certifies to that status or (ii) in the case of backup withholding, provides a correct taxpayer identification number, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

Under the Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or any agent thereof (in its capacity as such) to a Non-U.S. Holder if such Non-U.S. Holder has provided the required certification that it is not a U.S. person on an IRS Form W-8BEN or has otherwise established an exemption. We will, however, generally report to Non-U.S. Holders and the IRS the amount of any interest paid on the Notes in each calendar year and the amount of federal tax withheld, if any, with respect to such payments.

Payments of the proceeds from the sale of the Notes by a Non-U.S. Holder to or through a U.S. office of a broker will generally be subject to information reporting and backup withholding unless the Non-U.S. Holder has provided the required certification that it is not a U.S. Holder on an IRS Form W-8BEN or has otherwise established an exemption. Payments of the proceeds from the sale of the Notes by a Non-U.S. Holder to or through a foreign office of a broker will not be subject to information reporting or backup withholding, unless the broker is (1) a U.S. person, (2) a “controlled foreign corporation,” (3) a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business or (4) a foreign partnership, if, at any time during its taxable year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a United States trade or business. In such case, the payments will be subject to information reporting (but not backup withholding) unless the broker has documentary evidence in its records that the Non-U.S. Holder is a non-U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be refunded or credited against the Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their own tax advisors regarding the effect, if any, of these rules on their particular situation.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations thereunder (“FATCA”), impose a 30% withholding tax on interest income and other periodic payments on debt securities made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities (including, in some instances, where such an entity is acting as an intermediary) unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the Notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the Company nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the Notes.

Underwriting

We are offering the Notes described in this prospectus supplement through the underwriters named below. BofA Securities, Inc. and PNC Capital Markets LLC are acting as the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$—
PNC Capital Markets LLC	—
Total:	$—

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us.

The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and may offer the Notes to certain dealers at such price less a concession not in excess of                % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of                 % of the principal amount of the Notes to certain other dealers. After the initial public offering of the Notes, the public offering price and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $               .

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Notes are new issues of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the                 business day following the date of the pricing of the Notes (such settlement being referred to as “T+               ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing of the Notes or on any subsequent date that is prior to the first trading day preceding the date on which we deliver the Notes to the underwriters for the offering will be required, by virtue of the fact that the Notes initially will settle in T+               , to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended or superseded), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The Notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Taiwan

The Notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the Notes or the provision of information relating to the offering of the Notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered, or sold in Taiwan.

Legal Matters

The validity of the Notes will be passed upon for RLI by Sidley Austin LLP, New York, New York. The validity of the Notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of RLI Corp. and Subsidiaries as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, and the related financial statement schedules, incorporated by reference in this Prospectus to RLI’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of RLI’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

RLI Corp.

Debt Securities

We from time to time may offer to sell the securities listed above. The debt securities may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities issued by us or debt or equity securities of one or more other entities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. The prospectus supplements may also add to or update the information contained in this prospectus. You should read this prospectus and any related supplements carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on February 20, 2026 (which is incorporated by reference herein) and our other periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to the debt securities described in this prospectus. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, you should rely on the information in an applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is correct on any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

As used in this prospectus, unless the context otherwise requires, references in this prospectus to “RLI,” “we,” “us,” “our,” the “Company” or similar terms refer to RLI Corp. together with its subsidiaries.

ii

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are forward-looking statements. These statements relate to our current expectations, beliefs, intentions, goals or strategies regarding the future and are based on certain underlying assumptions by us. These statements relate to our future prospects, developments and business strategies. We claim the protection of the Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein.

These forward-looking statements can be identified by the use of terms and phrases such as “anticipate,” “approximately,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “target,” and similar terms and phrases or future or conditional verbs such as “could,” “may,” “should,” “will,” and “would.” However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions and other expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those that we expected.

Important factors that could cause actual results or events to differ materially from our expectations, or cautionary statements, are disclosed under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and from time to time in our subsequent Quarterly Reports on Form 10-Q and our other SEC filings. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not reflect all of the factors that could cause actual results or events to differ from our expectations. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference herein are made only as of the date hereof or, with respect to any documents incorporated by reference, available at the time such document was prepared or filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

iii

RLI CORP.

RLI Corp. underwrites select property, casualty and surety products through major subsidiaries collectively known as RLI Insurance Group. RLI Insurance Company, a subsidiary of RLI Corp. and our principal insurance subsidiary, writes multiple lines of insurance on an admitted basis in all 50 states, the District of Columbia, Puerto Rico, the Virgin Islands and Guam. Mt. Hawley Insurance Company, a subsidiary of RLI Insurance Company, writes excess and surplus lines insurance on a non-admitted basis in all 50 states, the District of Columbia, Puerto Rico, the Virgin Islands and Guam. Contractors Bonding and Insurance Company, a subsidiary of RLI Insurance Company, writes multiple lines of insurance on an admitted basis in all 50 states and the District of Columbia. Each of our insurance companies is domiciled in Illinois. We have no material foreign operations.

We are a Delaware corporation that was organized in 1965. Our principal executive offices are located at 9025 North Lindbergh Drive, Peoria, Illinois 61615, and our telephone number is (309) 692-1000.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operations or financial condition.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us will be used for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities in accordance with SEC rules.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We refer to this indenture in this prospectus as the “senior indenture.” Our subordinated debt securities are to be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We refer to this indenture in this prospectus as the “subordinated indenture.” The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement.

The following are summaries of the material terms and provisions of the indentures and the related debt securities. You should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other Indebtedness or the debt securities, other than certain secured Indebtedness as described below, which we or our Subsidiaries may issue.

Neither of the indentures limits the amount of debt securities that we may issue under that indenture and provides that debt securities may be issued under that indenture from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an Event of Default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of ours as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement. The indentures do not limit the amount of senior, pari passu and junior Indebtedness that we may issue. As of December 31, 2025, we had $50 million of outstanding Senior Indebtedness.

Because we are a holding company, our rights and the rights of our creditors, including the holders of our debt securities, and stockholders to participate in any distribution of assets of any Subsidiary upon the Subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the Subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the Subsidiary. The rights of our creditors, including the holders of our debt securities, to participate in the distribution of stock owned by us in certain of the Subsidiaries, including our insurance Subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such Subsidiaries. As of December 31, 2025, our Subsidiaries had $50 million outstanding indebtedness for borrowed money.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

●	the title of such debt securities and the series in which such debt securities will be included;
●	any limit upon the aggregate principal amount of such debt securities;
●	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;
●	the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined, including, if applicable, any remarketing option or similar method, and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;
●	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;
●	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;
●	whether any of such debt securities are to be redeemable at our option, whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof, and the terms of such option or obligation, as described under “—Redemption” below;
●	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;
●	whether the debt securities will be convertible into common stock or preferred stock and/or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;
●	if other than the principal amount, the portion of the principal amount, or the method by which such portion will be determined, of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;
●	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;
●	whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;
●	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

●	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;
●	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;
●	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;
●	any modifications of or additions to the Events of Default or covenants described below with respect to such debt securities;
●	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities; and
●	any other terms of such debt securities and any modifications or additions to the applicable indenture in respect of such debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by us for such purposes. Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to:

●	issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, or
●	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We have appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or if any debt securities are denominated in one or more foreign currencies or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency will be set forth in the related prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any modifications of or additions to the Events of Default described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or other securities property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series.

The indentures provide that if:

●	the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice,

●	we determine that the debt securities of a particular series will no longer be represented by global securities and we execute and deliver to the trustee a company order to such effect, or
●	an Event of Default with respect to a series of the debt securities has occurred and is continuing,

then, in an such case, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Redemption

If provided in the related prospectus supplement, we will have the right to redeem some or all of the debt securities. The prospectus supplement relating to the particular debt securities offered thereby will describe:

●	whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;
●	whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period; and
●	or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased.

Each indenture provides that if we do not redeem all of the debt securities thereunder, the trustee will select the securities to be redeemed by such method as it shall deem fair and appropriate, or, if the debt securities are represented by global debt securities, the debt securities will be selected in accordance with the depositary’s applicable policies and procedures. If any debt securities are to be redeemed in part only, we will issue a new note for such securities in aggregate principal amount equal to the unredeemed principal portion. If a portion of your debt securities is selected for partial redemption and you convert or elect repurchase of a portion of your securities, the converted or repurchased portion will be deemed to be taken from the portion selected for redemption. Unless otherwise provided in the prospectus supplement, notice of redemption setting forth the redemption date and redemption price must be given at least thirty days and not more than sixty days prior to the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.

Any such redemption may, at our discretion, be conditioned on the satisfaction or waiver of one or more conditions, in each case as specified in the notice of redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by us on or before the redemption date. We will provide notice of any waiver of a condition or failure to meet such conditions no later than the redemption date. We may provide in any notice of redemption that payment of the redemption price and the performance of any obligations with respect to such redemption may be performed by another person; provided, however, that we will remain obligated to pay the redemption price and perform any such obligations with respect to such redemption in the event such other person fails to do so.

If we elect to have the trustee deliver the notice of redemption on our behalf, then we must deliver to the trustee five Business Days prior to date that the notice of redemption is to be sent (unless the trustee agrees to a shorter period) an officer’s certificate providing such direction.

Certain Covenants with Respect to Senior Debt Securities

Limitation on Liens on Stock of Designated Subsidiaries

Under the senior indenture, we will covenant that, so long as any senior debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless we concurrently provide that the senior debt securities and, if we elect, any other indebtedness that is not subordinate to the senior debt securities and with respect to which the governing instruments require, or pursuant to which we are obligated, to provide such security, will be secured equally with this indebtedness for at least the time period this other indebtedness is so secured.

The term “designated subsidiary” means any present or future consolidated subsidiary, the consolidated net worth of which constitutes at least 5% of our consolidated net worth.

For purposes of the senior indentures, the term “indebtedness” means, with respect to any person:

●	the principal of and any premium and interest on:
●	indebtedness for money borrowed; and
●	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the person is responsible or liable;
●	all capitalized lease obligations;
●	all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;
●	all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations (other than the obligations described above), entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the person of a demand for reimbursement following payment or a letter of credit;
●	all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;
●	all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and
●	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Limitations on Disposition of Stock of Designated Subsidiaries.

The senior indenture also provides that, so long as any senior debt securities are outstanding and except in a transaction otherwise governed by the senior indentures, we will not issue, sell, assign, transfer or otherwise dispose of any shares of securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, we will not permit any designated subsidiary to issue, other than to us or a subsidiary the shares of capital stock of which we own at least 80%, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

However, we may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by our board or if required by law or regulation. We may also merge or consolidate any designated subsidiary into or with another direct or indirect subsidiary, the shares of capital stock of which we own at least 80% or, subject to the provisions described under “—Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by our board.

Consolidation, Amalgamation, Merger and Sale of Assets

Each indenture provides that we may not, in one or more related transactions:

(1)	consolidate or amalgamate with or merge into any Person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person, or
(2)	permit any Person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:
●	in the case of (1) above, such Person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities,
●	immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing, and
●	certain other conditions are satisfied.

We will provide written notice of any such consolidation, amalgamation, merger and/or transfer promptly to the trustee.

Events of Default

Except as otherwise provided in the related prospectus supplement and specifically deleted or modified in or pursuant to the related supplemental indenture, board resolution or officer’s certificate establishing the terms of any series of debt securities pursuant to the applicable indenture, each of the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder, whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(1)	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;
(2)	default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;
(4)	default in the performance, or breach, of any covenant or warranty of ours contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such indenture;
(5)	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ours, whether such Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;
(6)	we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
(7)	certain events in our bankruptcy, insolvency or reorganization; and
(8)	any other Event of Default provided in or pursuant to the applicable indenture with respect to the debt securities of such series.

If an Event of Default with respect to the debt securities of any series, other than an Event of Default described in (7) of the preceding paragraph, occurs and is continuing, either the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount, or such lesser amount as may be provided for in the debt securities of such series, of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (7) of the preceding paragraph will cause the principal amount and accrued interest, or such lesser amount as provided for in the debt securities of such series, to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after a responsible officer of the trustee has received written notice of the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that the trustee may withhold such notice if and so long as a responsible officer of the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after a responsible officer of the trustee receives written notice that the default has occurred.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against the costs, expenses, fees, losses and liability, which might be incurred by the trustee in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

Modification and Waiver

We and the applicable trustee may modify or amend an indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;
●	reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;
●	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;
●	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security;
●	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable;
●	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;
●	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

●	reduce the requirements for quorum or voting by holders of debt securities in the applicable indenture;
●	modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;
●	make any change that adversely affects the right to convert or exchange any debt security into or for our common stock, preferred stock or other debt securities or other securities, cash or property in accordance with its terms;
●	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or
●	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of a subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

We and the applicable trustee may modify or amend an indenture and the debt securities of any series without the consent of any holder in order to, among other things:

●	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;
●	add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;
●	provide for a successor trustee with respect to the debt securities of all or any series;
●	cure any ambiguity or correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the applicable indenture which will not adversely affect the interests of the holders of debt securities of any series;
●	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under the applicable indenture;
●	add any additional Events of Default with respect to all or any series of debt securities;
●	secure the debt securities;
●	provide for conversion or exchange rights of the holders of any series of debt securities; or
●	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:

●	in the payment of principal of, any premium or interest on debt securities of that series; or
●	in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under such indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default, including any actions we are taking to cure such default or Event of Default.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit, if such debt securities have become due and payable, or to the maturity thereof, as the case may be.

Each indenture provides that, unless the provisions described below thereof are made inapplicable to debt securities of or within any series, we may elect either:

●	to defease and be discharged from any and all obligations with respect to such debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust, or
●	to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities.

Such defeasance or such covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates.

Such a trust may only be established if, among other things:

●	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound,

●	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date, and
●	we have delivered to the trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the beneficial owners of such debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable indenture.

“Government Obligations” means debt securities which are:

(1)	direct obligations of the United States of America or the government or the governments which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or
(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the foreign currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

Subordination of the Subordinated Debt Securities

The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. In the event of:

●	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets,
●	any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or
●	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:

●	if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or
●	if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

●	the subordinated debt securities,
●	indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities,
●	Indebtedness of ours to an Affiliate of ours,
●	interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws,
●	trade accounts payable, and
●	any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other similar securities.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in that state.

Information Concerning the Trustee

We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. The trustee will be named in the applicable prospectus supplement.

Under each indenture, the trustee may be required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

●	through agents;
●	to or through underwriters or dealers; or
●	directly to a limited number of purchasers or to a single purchaser.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with such a derivative or other hedging transaction, the third parties may, pursuant to this prospectus and any applicable prospectus supplement, sell securities covered by this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including, but not limited to:

●	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;
●	any material relationships with the underwriter and the nature of such relationship, if any;
●	the purchase price of the offered securities and the proceeds to us from such sale;
●	any initial public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions, concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;
●	any securities exchange on which such offered securities may be listed, if any; and
●	The manner in which results of the distribution are to be made public, and when appropriate, the manner for refunding any excess amount paid (including whether interest will be paid).

Any initial public offering price or purchase price and any discounts, commissions or concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters, with respect to a sale of offered securities, will be obligated to purchase all such offered securities of a series if any are purchased.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. If required by applicable law, any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in any applicable prospectus supplement or other prices pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in any applicable prospectus supplement, and any applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities.

We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters, dealers and remarketing firms may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us and/or the trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we will be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-09463. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.rlicorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus relates to a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the SEC under the Exchange Act will automatically update and supersede the previously filed information. This prospectus incorporates by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025; and
●	Our Current Report on Form 8-K filed on February 18, 2026.

All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of the offerings being made by this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus or a subsequent incorporated document, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

Attn: Investor Relations

(309) 692-1000

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Sidley Austin LLP, New York, New York. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters, dealers or agents by legal counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RLI Corp. and Subsidiaries as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, and the related financial statement schedules, incorporated by reference in this Prospectus to RLI’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of RLI’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

RLI Corp.

$

% Senior Notes due 2036

Prospectus Supplement

February                , 2026

Joint Book-Running Managers

BofA Securities

PNC Capital Markets LLC

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